Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-171333) of QR Energy, LP of our reports dated May 4, 2011 relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
May 4, 2011